Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                         File No.: 333-130755-04


September 28, 2006

UPDATE to the Collateral Information Free Writing Prospectus dated September 2006 (the "Collateral Term Sheet FWP"), Structural and Collateral Information Free Writing Prospectus dated September 2006 (the "Term Sheet FWP") and the Free Writing Prospectus dated September 25, 2006 (the "September 25 FWP")

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-5

Structure Update

A-AB Schedule. Annex A to this Update contains the Class A-AB Planned Principal Balance Table (Annex D to the September 25 FWP).

Collateral Update

1. With respect to Loan No. 3402934 the interest rate for the related Note A will be 6.39178056768559% and the interest rate for the related Note B is 5.3180%.

2. With respect to Loan No. 3402523 the interest rate for the related Note A will be 5.85926966292135% and the interest rate for the related Note B is 8.5580%.

3. With respect to Loan Nos. 59579 the interest rate for the related Note A will be 6.02779676674365% and the interest rate for the related Note B is 9.1940%.

4. Annex B to this Update contains additional updates and corrections to certain Mortgage Loan information included in Annex A and Annex E to the September 25 FWP.


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE : THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX A     A-AB Schedule

Period                    Date                      Ending Balance
------                 ----------                   --------------
  1                    11/10/2006                   $56,400,000.00
  2                    12/10/2006                   $56,400,000.00
  3                     1/10/2007                   $56,400,000.00
  4                     2/10/2007                   $56,400,000.00
  5                     3/10/2007                   $56,400,000.00
  6                     4/10/2007                   $56,400,000.00
  7                     5/10/2007                   $56,400,000.00
  8                     6/10/2007                   $56,400,000.00
  9                     7/10/2007                   $56,400,000.00
 10                     8/10/2007                   $56,400,000.00
 11                     9/10/2007                   $56,400,000.00
 12                    10/10/2007                   $56,400,000.00
 13                    11/10/2007                   $56,400,000.00
 14                    12/10/2007                   $56,400,000.00
 15                     1/10/2008                   $56,400,000.00
 16                     2/10/2008                   $56,400,000.00
 17                     3/10/2008                   $56,400,000.00
 18                     4/10/2008                   $56,400,000.00
 19                     5/10/2008                   $56,400,000.00
 20                     6/10/2008                   $56,400,000.00
 21                     7/10/2008                   $56,400,000.00
 22                     8/10/2008                   $56,400,000.00
 23                     9/10/2008                   $56,400,000.00
 24                    10/10/2008                   $56,400,000.00
 25                    11/10/2008                   $56,400,000.00
 26                    12/10/2008                   $56,400,000.00
 27                     1/10/2009                   $56,400,000.00
 28                     2/10/2009                   $56,400,000.00
 29                     3/10/2009                   $56,400,000.00
 30                     4/10/2009                   $56,400,000.00
 31                     5/10/2009                   $56,400,000.00
 32                     6/10/2009                   $56,400,000.00
 33                     7/10/2009                   $56,400,000.00
 34                     8/10/2009                   $56,400,000.00
 35                     9/10/2009                   $56,400,000.00
 36                    10/10/2009                   $56,400,000.00
 37                    11/10/2009                   $56,400,000.00
 38                    12/10/2009                   $56,400,000.00
 39                     1/10/2010                   $56,400,000.00
 40                     2/10/2010                   $56,400,000.00
 41                     3/10/2010                   $56,400,000.00
 42                     4/10/2010                   $56,400,000.00
 43                     5/10/2010                   $56,400,000.00
 44                     6/10/2010                   $56,400,000.00
 45                     7/10/2010                   $56,400,000.00
 46                     8/10/2010                   $56,400,000.00
 47                     9/10/2010                   $56,400,000.00
 48                    10/10/2010                   $56,400,000.00
 49                    11/10/2010                   $56,400,000.00
 50                    12/10/2010                   $56,400,000.00
 51                     1/10/2011                   $56,400,000.00
 52                     2/10/2011                   $56,400,000.00
 53                     3/10/2011                   $56,400,000.00
 54                     4/10/2011                   $56,400,000.00
 55                     5/10/2011                   $56,400,000.00
 56                     6/10/2011                   $56,400,000.00
 57                     7/10/2011                   $56,400,000.00
 58                     8/10/2011                   $56,400,000.00
 59                     9/10/2011                   $56,400,000.00
 60                    10/10/2011                   $56,358,928.21
 61                    11/10/2011                   $55,046,954.28
 62                    12/10/2011                   $53,528,785.32
 63                     1/10/2012                   $52,201,828.16
 64                     2/10/2012                   $50,867,846.84
 65                     3/10/2012                   $49,129,730.44
 66                     4/10/2012                   $47,779,481.73
 67                     5/10/2012                   $46,224,075.85
 68                     6/10/2012                   $44,858,442.64
 69                     7/10/2012                   $43,288,069.41
 70                     8/10/2012                   $41,906,890.41
 71                     9/10/2012                   $40,518,399.12
 72                    10/10/2012                   $38,925,787.60
 73                    11/10/2012                   $37,521,510.84
 74                    12/10/2012                   $35,913,541.90
 75                     1/10/2013                   $34,493,314.19
 76                     2/10/2013                   $33,065,566.66
 77                     3/10/2013                   $31,043,771.30
 78                     4/10/2013                   $29,597,752.10
 79                     5/10/2013                   $27,949,172.51
 80                     6/10/2013                   $26,486,764.62
 81                     7/10/2013                   $24,822,240.69
 82                     8/10/2013                   $23,343,272.25
 83                     9/10/2013                   $23,143,272.24
 84                    10/10/2013                   $22,943,272.24
 85                    11/10/2013                   $22,743,272.24
 86                    12/10/2013                   $22,543,272.24
 87                     1/10/2014                   $22,343,272.24
 88                     2/10/2014                   $22,057,649.93
 89                     3/10/2014                   $20,009,946.97
 90                     4/10/2014                   $18,509,532.38
 91                     5/10/2014                   $16,815,736.66
 92                     6/10/2014                   $15,298,410.95
 93                     7/10/2014                   $13,588,162.66
 94                     8/10/2014                   $12,053,748.54
 95                     9/10/2014                   $10,511,210.95
 96                    10/10/2014                   $ 8,776,434.42
 97                    11/10/2014                   $ 7,216,544.09
 98                    12/10/2014                   $ 5,482,917.77
 99                     1/10/2015                   $ 3,922,429.96
100                     2/10/2015                   $ 2,353,677.77
101                     3/10/2015                   $   232,146.62
102                     4/10/2015                   $         0.00



Originator         Loan Number   Loan Name                 Field                         Old Value               New Value
------------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank      9000356       Reyes - Coal Township     Manager                       Reyes Holdings, L.L.C.  Borrower/Owner
                                                                                                                 Managed
SunTrust Bank      9000541       Hampton Inn - Madison     InitialEngRes                 2,500                   0
Bank of America    3401390       Westside Center South     Tenant Lease Maturity Date 1  3/31/2008               1/31/2017       (1)
Bank of America    3402396       The Oaks at Park South    Year Renovated                                        2005
Bank of America    3402523       Camp Group Portfolio      Occupancy Percent             91.4%                   91.3%
Bank of America    3402523       Camp Group Portfolio      Mortgage Rate                 6.391780567685590%      6.530258733624460%
Bank of America    3402523       Camp Group Portfolio      Monthly Payment               303,196.38              308,517.89
Bank of America    3402523       Camp Group Portfolio      U/W DSCR NOI                  1.76                    1.73
Bank of America    3402523       Camp Group Portfolio      U/W DSCR Net Cash Flow        1.74                    1.71
Bank of America    3402934       Eastridge Mall            Mortgage Rate                 5.859269662921350%      5.915865168539330%
Bank of America    3402934       Eastridge Mall            Monthly Payment               660,897.14              667,280.83
Bank of America    3402934       Eastridge Mall            U/W DSCR NOI                  1.98                    1.96
Bank of America    3402934       Eastridge Mall            U/W DSCR Net Cash Flow        1.89                    1.87
Bank of America    59579         Seville Plaza             Mortgage Rate                 6.027796766743650%      6.049274826789840%
Bank of America    59579         Seville Plaza             Monthly Payment               110,261.94              110,654.82


(1) For Mortgage Loan 3401390 the largest tenant has 21,512 SF that rolls on 3/31/2008 with the remaining 104,226 SF rolling on 1/31/2017.